Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-177923
Dated October 14, 2014

EDG: Interactive Landing Page: Structured Investments widget.

STRUCTURED INVESTMENTS

Highlights | **Products** | **Guides**

J.P. Morgan believe that we are recognized market leader distributing structured investments to third party broker-dealers, private banks, and registered investment advisors. We differentiate ourselves through client service and through our award-winning derivatives franchise and structuring capabilities.

Key Features

AutoQuote

Book Building

Charts

Guides

Structured products Americas Awards 2013

Winner of the 2013 Structured Products Americas Award

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &

STRUCTURED INVESTMENTS

Highlights | Products | Guides

AutoQuote

Book Building

Charts

Guides


Structured products
Americas Awards 2013

Winner of the 2013 Structured Products Americas Award

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and the prospectus supplement as well as any product supplement, underlying supplement and term sheet if you so request by calling toll-free 866-535-9248.